                                                                   Exhibit 10.68


                                      201
                                  TOWN CENTRE

                                LEASE AGREEMENT



       This LEASE AGREEMENT, made as of this 18th day of July 1995, between 2060 Partnership L.P., an Iowa Limited Partnership ("Landlord"), and Telecom * USA Publishing Company, an Iowa corporation ("Tenant"),

       WITNESSETH, THAT

       1. PREMISES: Landlord, subject to the terms and conditions hereof, hereby leases to Tenant certain premises (the "Premises") shown on the floor Plan attached hereto as Exhibit A containing approximately 38,535 square feet of useable area (48,438 square feet rentable area) on the Lower, Third, Fourth, and Fifth floors, located in the building situated at 201 Third Avenue SE, Cedar Rapids, Iowa (the "Building"), to be used by Tenant for general office uses and purposes and for no other use or purpose. The Building, the land underlying and contiguous thereto and all improvements thereon are hereinafter referred to as the "Project".

       2. TERM: Tenant takes the Premises from Landlord, upon the terms and conditions contained herein, for the term (the "Term") of Ten (10) years commencing on September 1, 1995 and ending on the 31st day of August, 2005, unless terminated sooner as herein provided.

       3. MONTHLY BASE RENT: Tenant agrees to pay Landlord during the Term a Base Rent ("Base Rent") as follows:

                                                                                                         Rate
                                     Dates                               Monthly Base Rent              Per/RSF
                        --------------------------------                 -----------------              -------
                        September 1, 1995 to December 31, 1995           $30,071.93/month                $7.45
                        January 1, 1996 to December 31, 1996             $31,242.51/month                $7.74
                        January 1, 1997 to December 2001                 $31,807.62/month                $7.88
                        January 1, 2002 to December 31, 2002             $33,301.13/month                $8.25
                        January 1, 2003 to December 31, 2004             $35,319.38/month                $8.75
                        January 1, 2005 to August 31, 2005               $37,337.63/month                $9.25

Base Rent is payable on the first day of each month in advance, without deduction or set-off of any kind, to Landlord and delivered to Landlord at Suite 700, 900 Second Avenue South, Minneapolis, Minnesota 55402, or at such other place as may from time to time be designated by Landlord.





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         4.      OPERATING COSTS: Tenant shall, for the entire Term, pay to
Landlord as additional rent without any set-off or deduction therefrom, Fifty and 27/100 percent (50.27%) of all costs which Landlord may incur in owning, maintaining, and operating the Project during the Term. Beginning with calendar year 1996 and each subsequent year, Landlord and Tenant agree that for the purpose of computing Tenant's share of Operating Costs, the Project Operating Costs shall be deemed to be the lesser of actual Operating Costs or an amount equal to 105% of the previous year's Operating Costs. Said costs are referred to herein as "Operating Costs" and are hereby defined to include, but shall not be limited to, all gross real estate taxes and annual installments of special assessments with respect to the Project, reasonable management fees, insurance premiums, utility costs, costs of wages, services, equipment and supplies, and all other costs of any nature whatsoever which, for Federal tax purposes may be expensed rather than capitalized, but exclusive only of leasing commissions, depreciation, costs of tenant improvements and payments of principal and interest on any mortgages covering the Project. Operating Costs shall also include the yearly amortization of capital costs incurred by Landlord for improvements, but not structural repairs or modifications to the Project required to comply with any change in the laws, rules or regulations of any governmental authority having jurisdiction, or for purposes of reducing Operating Costs, which costs shall be amortized over the useful life of such improvements or repairs as reasonably estimated by Landlord in accordance with generally accepted accounting principles.

                 As soon as reasonably practicable prior to the commencement of each calendar year during the Term, Landlord shall furnish to Tenant an estimate of Tenant's share of Operating Costs for the ensuing calendar year and Tenant shall pay, as additional rent hereunder, together with each installment of monthly Base Rent, one-twelfth (1/12th) of its estimated annual share of such Operating Costs. As soon as reasonably practicable after the end of each calendar year during the Term, Landlord shall furnish to Tenant a certified statement of the actual Operating Costs for the previous calendar year, including Tenant's share of such amount, and within thirty (30) days thereafter Tenant shall pay to Landlord the difference between such actual and estimated Operating Costs paid by Tenant. Tenant's share of such Operating Costs for the years in which this Lease commences and terminates shall be prorated based upon the dates of commencement and termination of the Term. If Tenant overpaid such Operating Costs, Landlord shall, at Tenant's option, refund the overpayment or apply it to the next sums due under the Lease. Any such refund shall be payable within thirty (30) days after Landlord becomes aware of such overpayment.

         Tenant shall have the right at any time to inspect Landlord's books and records to verify the actual and estimated Operating Costs. The cost of any such inspection shall be borne by Tenant unless Tenant discovers an error in Landlord's books and records equal to five percent (5.0%) or more of the total amount paid by Tenant for Operating Expenses during the applicable year, in which case, the cost of such inspection (not to exceed $300) shall be borne by Landlord.

         Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Project is not fully occupied during any partial year or any full calendar year, an adjustment shall be made in computing the operating expenses for such year so that the Operating Costs shall be





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computed for such year as though the Project has been fully occupied during such year and for real estate tax purposes as if fully occupied and assessed as a completed project; provided however, in no event shall Tenant be required to pay more than 50.27% of all Operating Costs as outlined above.

         5. ADDITIONAL TAXES: Tenant shall pay as additional rent to Landlord, together with each installment of Base Rent, the amount of any gross receipts tax, sales tax or similar tax or any tax imposed in lieu of real property taxes (but excluding therefrom any income tax) or arising out of ownership, payable, or which will be payable, by Landlord, by reason of the receipt of the Base Rent and adjustments thereto.

         6.      OBLIGATIONS OF LANDLORD: Landlord agrees that it shall:

                 A. Furnish heat and air conditioning to provide a temperature condition required for comfortable occupancy of the Premises under Tenant's normal business operations. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning equipment in the Premises, and the cost, operation and maintenance thereof shall be paid by Tenant to Landlord on the monthly rent payment dates at such rates as are determined by Landlord, providing Tenant has the option to review such plans prior to installation.

                 B. Provide passenger elevator service in common with others during working days. Elevator service shall be available at all other times subject to necessary maintenance and repair work.

                 C. Provide janitor service in and about the Premises; Saturdays, Sundays, and holidays excepted.

                 D. Make all normal repairs to the Premises, excluding repairs to any special treatments of walls, floors or ceilings made by or at the request of Tenant and excluding repairs to any fixtures or other improvements installed or made by or at the request of Tenant.

                 E. Provide water for drinking, lavatory, and toilet purposes drawn through fixtures installed by Landlord.

                 F. Provide venetian or similar type of blinds for exterior windows. Tenant, at its own expense, may install drapes and window coverings to the inside of said blinds (and if installed shall maintain them in attractive and safe condition); provided, however, in the sole discretion of Landlord, they are in harmony





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                          with the exterior and interior appearance of the
                          Project and create no safety or fire hazard.

                 G. Make and install or provide for the installation of Tenant's leasehold improvements in accordance with the plans and specifications, terms and conditions set forth in Exhibit B and Exhibit D.

It is understood that Landlord does not warrant that any of the services and utilities referred to above will be free from interruption from causes beyond the reasonable control of Landlord. Such interruption of service or utilities shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease, unless such interruption of services is caused by the negligence or willful misconduct of Landlord. If the interruption of services continues for a period of 10 days in more than 25% of the Premises for reasons under Landlord's reasonable control, Tenant shall have the right to terminate this Lease upon written notice to Landlord.

         7.      COVENANTS OF TENANT: Tenant agrees that it shall:

                 A. Observe such governmental ordinances, laws and regulations and rules and regulations as from time to time may be put in effect by Landlord for the general safety, comfort, and convenience of Landlord, occupants, and to tenants of the Project; provided however, Tenant shall not be required to make any structural repairs or modifications to the Premises that may be required by such governmental ordinances, laws, or regulations.

                 B. Give Landlord access to the Premises at all reasonable times, without charge or diminution of rent, to enable Landlord to examine or exhibit the same and to make such inspections, repairs, additions and alterations as Landlord may deem advisable.

                 C. Keep the Premises in good order and condition; Tenant shall be responsible for payment of all costs incurred by Landlord in replacing all broken glass with glass of the same quality, save only glass broken by fire and extended coverage risks or caused by others than Tenant, and commit no waste on the Premises.

                 D. Pay for all replacement electric lamps and ballasts used in the Premises.

                 E. Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver the Premises to Landlord peaceably and quietly in as good order and condition as the same are now in or hereafter may be put in by





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                          Landlord or Tenant, reasonable use and wear thereof
                          excepted. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of the same as it deems expedient at Tenant's expense. Tenant shall be responsible for any restoration of the Premises needed by virtue of the removal of Tenant's goods and effects whether removed by Tenant or Landlord.

                 F. Not assign this Lease or sublet all or any part of the Premises (other than to its parent corporation or a wholly owned subsidiary of such parent corporation or Tenant) without first obtaining Landlord's written consent thereto, which consent will not be unreasonably withheld provided (i) the occupancy of any such assignee or sublessee is not inconsistent with the character of the Project, (ii) such assignee or sublessee shall assume in writing the performance of the covenants and obligations of Tenant hereunder, and (iii) a fully executed copy of any such assignment or sublease shall be immediately delivered to Landlord but any such assignment or subletting shall not be deemed to release Tenant from the payment and performance of any of its obligations under this lease; (iv) Tenant shall promptly disclose and pay to Landlord as additional rent hereunder any rent or other payments pursuant to any sublease which exceed the amounts payable hereunder and any other consideration paid, or to be paid, by reason of the assignment or sublease. Tenant specifically may sublet that portion of Fourth Floor totaling 3,878 useable square feet as designated on Exhibit A without Landlord's consent providing all conditions of this Lease are met.

                 G. Not place additional signs on or about the Premises or Project without first obtaining Landlord's written consent thereto which will not unreasonably be withheld.

                 H. Not overload, damage or deface the Premises or the Project or do any act which may make void or voidable any insurance on the Premises or the Project, or which may render an increased or extra premium payable for insurance.

                 I. Not make any alterations or additions to the Premises without the prior written consent of Landlord and until payment and completion bonds therefore have been approved by Landlord; and all alterations, additions or improvements (including carpeting or other floor covering) which may be made by either of the parties hereto upon the Premises, except movable office furniture and equipment shall at Landlord's election be the property of Landlord, and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease.





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                 J.       Tenant shall pay the cost of all separately metered
                          electricity supplied to or used in the Premises at rates prevailing for Tenant's class of use as established by the company providing the electrical service.

Tenant's, obligation under this paragraph numbered 7 to do or not to do a specified act shall extend to and include Tenant's obligation to see to it that Tenant's employees, agents and invitees shall do or shall not do such acts, as the case may be.

         8. CASUALTY LOSS: In case of damage to the Premises or the Project by fire or other casualty, Tenant shall give immediate written notice to Landlord, who shall within 30 days of such notice give notice to Tenant that:
(1) Landlord elects to terminate this Lease as hereinafter provided, or (2) Landlord will cause the damage to be repaired with reasonable speed, at the expense of the Landlord, subject to delays which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord, but Landlord shall have no obligation to restore or replace any property owned by Tenant; and to the extent that the Premises are rendered untenantable, the rent shall proportionately abate, except in the event such damage resulted from the act, fault or neglect of Tenant, Tenant's employees, invitees or agents, in which event there shall be no abatement of rent. If the damage shall be so extensive that the Landlord shall decide not to repair or rebuild, this Lease shall, at the option of Landlord, be terminated as of the date of such damage by written notice from Landlord to Tenant, and the rent shall be adjusted to the date of such damage and Tenant shall thereupon promptly vacate the Premises. If more than 50% of the Premises is rendered untenantable for more than twenty (20) days, Tenant shall have the right to terminate this Lease upon ten (10) days written notice to Landlord.

         9. CONDEMNATION: If the entire Premises are taken by eminent domain, this Lease shall automatically terminate as of the date of taking. If fifty percent (50%) or more of the Premises are taken by eminent domain, Landlord or Tenant shall have the right to terminate this Lease as of the date of taking by giving written notice thereof to the other on or before the date of taking. If neither Landlord or Tenant elect to terminate this Lease, Landlord shall, at its expense, restore the Premises, exclusive of any improvements or other changes made therein by Tenant, to as near the condition which existed immediately prior to the date of taking as reasonably possible, and to the extent that the Premises are rendered untenantable, the rent shall proportionately abate. All compensation awarded or paid upon such eminent domain shall belong to and be the property of Landlord, without any participation by Tenant; provided, however, nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, depreciation to, damage to and/or cost of removal of and/or for value of stock and/or trade fixtures, furniture and other personal property belonging to Tenant as along as such claim does not diminish or otherwise adversely affect Landlord's award.

         10. DELAY IN POSSESSION: If the Premises shall on the scheduled date of commencement of the Term not be ready for occupancy by the Tenant due to the possession or occupancy thereof by any person not lawfully entitled thereto, or because construction has not yet been





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completed, or by reason of any building operations, repair or remodeling to be done by Landlord, Landlord shall use due diligence to complete such construction, building operations, repair or remodeling and to deliver possession of the Premises to Tenant. The Landlord, using such due diligence, shall not in any way be liable for failure to obtain possession of the Premises for Tenant or to timely complete such construction, building operations, repair or remodeling, but the Base Rent and other charges payable by Tenant hereunder shall abate until the Premises shall, on Landlord's part, be ready for the occupancy of Tenant, this Lease remaining in all other respects in full force and effect and the Term not thereby extended provided, however, if the Premises are not ready for occupancy due to Landlord's negligence within 45 days of the scheduled date of commencement of the Term, Tenant may terminate this Lease by written notice to Landlord.

         11. LIABILITY: Tenant agrees that Landlord and its officers, agents and employees shall not be liable to Tenant for any damage to or loss of personal property in the Premises unless such damage or loss is the result of the negligence or willful misconduct of Landlord or its officers, agents and employees.

         12.     DEFAULT: If Tenant shall fail to:

                 A. Pay, within five (5) days of its due date, any Monthly Base Rent or Operating Costs, or

                 B. Pay any other sum payable hereunder within ten (10) days after written notice has been given to Tenant, or

                 C. Keep, observe or perform any of the other terms, covenants or conditions herein to be kept, observed or performed by Tenant for more than thirty (30) days after written notice is given to Tenant specifying the nature of such default, or if such default so specified shall be of such a nature that the same cannot be reasonably cured or remedied within said thirty (30) day period, than, if Tenant shall not in good faith have commenced the curing or remedying of such default within such thirty (30) day period and is not thereafter continuously and diligently proceeding therewith to completion;

then in any such event, Landlord, in addition to all other rights and remedies available to Landlord, by law or by other provisions hereof, may, with due process, re-enter immediately into the Premises and remove all persons and property therefrom, and at Landlord's option, annul and cancel this Lease as to all future rights of Tenant, and Tenant hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid. Tenant further agrees that in case of any such termination or re-entry Tenant will indemnify the Lessor against all loss of rents and other damage which Landlord may incur by reason of such termination, or re-entry, including but not being limited to, costs of restoring and repairing the Premises and putting the same in rentable condition, costs of renting the Premises to another tenant, loss or diminution of rents and other damages which Landlord may incur by reason of





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such termination or re-entry, and all reasonable attorney's fees and expenses incurred in enforcing any of the terms of this Lease. Neither acceptance of rent by Landlord, with or without knowledge of breach, nor failure of Landlord to take action on account of any breach hereof or to enforce its rights hereunder shall be deemed a waiver of any breach, any absent written notice or consent, said breach shall be a continuing one.

         13. NOTICES: All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant personally or sent by registered or certified mail return receipt request addressed to Tenant at the Premises and the time of rendition thereof or the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or deposited in the mail as herein provided. Any notice by Tenant to Landlord shall be deemed sufficiently given or rendered if in writing and either delivered to Landlord personally or sent by registered or certified mail return receipt requested addressed to Landlord at the address where the last previous rental hereunder was payable, or in case of subsequent change upon notice given, to the latest address furnished, and the time of rendition thereof or the giving of such notice or communication shall be deemed to be the time when the same is delivered to Landlord or deposited in the mail as herein provided.

         14. HOLDING OVER: Should Tenant continue to occupy the Premises after expiration or termination of the Term or any renewal or renewals thereof, with Landlord's consent, such tenancy shall be from month to month and in no event from year to year or for any longer term, and shall be on all the terms and conditions hereof applicable to a month to month tenancy except that Base Rent shall equal 150% of the Base Rent plus Tenant's share of Operating Costs payable at the time of such expiration or termination. Nothing herein, however, shall prevent Landlord from removing Tenant forthwith and seeking all remedies available to Landlord in law or equity.

         15. SUBORDINATION: The rights of Tenant shall be and are subject and subordinate at all times to the lien of any mortgage now and hereafter in force against the Project and Tenant shall execute such further instruments subordinating this Lease to the lien or any such mortgage as shall be requested by Landlord.

         16. ESTOPPEL CERTIFICATE: Tenant shall at any time and from time to time, within twenty (20) days after written request by Landlord, execute, acknowledge and deliver to Landlord and any other parties designated by Landlord, a certificate in writing certifying (a) that this Lease is in full force and effect and is unmodified (or, if modified, stating the nature of such modifications), (b) the date to which the rental and other charges payable hereunder have been paid in advance, if any, and (c) that there are, to Tenant's knowledge, no uncured defaults on the part of Landlord hereunder (or specifying such defaults if any are claimed). Any such certificate may be furnished to and relied upon by any prospective purchaser, lessee or encumbrancer of all or any portion of the Project.





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         17.     INTEREST: Any amount due under this Lease which is not paid when due shall bear interest at the lesser of the highest legal rate or 18 percent per annum from the date due until paid; provided, however, the payment of such interest shall not excuse or cure the default upon which such interest accrued.

         18. BINDING EFFECT: The word "Tenant", wherever used in this Lease, shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of the Tenant except upon the express written consent or election of Landlord.

         19.     ENVIRONMENTAL PROVISIONS:

                 A. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees.

                 B. Tenant shall not discharge, leak, or admit, or permit to be discharged, leaked, or admitted any material into the atmosphere, ground, sewer system or any body of water, if that material (as is reasonably determined by Landlord or any governmental authority) does or may pollute or contaminate the same, or may adversely effect (a) the health, welfare or safety of persons, whether located on the Premises or elsewhere, or (b) the condition, use or enjoyment of the Premises or any other real or personal property.

                 C.       As used herein the term "Hazardous Material" means:

                          i. Any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder;

                          ii. Any "hazardous substance" as defined by the Comprehensive Environmental Response,
                                  Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder,

                          iii. Any oil, petroleum products, and their byproducts; and

                          iv. Any substance that is or becomes regulated by any federal, state or local governmental authority.





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                 D.       Tenant shall defend, indemnify and hold harmless
                          Landlord, its successors and assigns, and their agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including without limitation attorneys' and consultant's fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of Tenant's acts or omissions after Tenant takes possession of the Premises, and in any way related to:

                          i. The presence, disposal, release or threatened release of any Hazardous Material that is on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise;

                          ii. Any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to the Hazardous Material;

                          iii. Any lawsuit brought or threatened, settlement reached or government order relating to the Hazardous Material; or

                          iv. Any violations of any laws or regulations applicable thereto.

         The provisions of this paragraph shall be in addition to any other obligations or liabilities Tenant may have to Landlord.

         20. COMMISSIONS: Tenant represents and warrants that Tenant has not been and is not liable for any brokers' or finders' fees or commissions in connection with Tenant's leasing of the Premises.

         21. TRANSFER OF LANDLORD'S INTEREST: In the event of any transfer or transfers of Landlord's interest in the Premises or the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer. Except that Tenant shall be entitled to any rights of termination and/or rights of cancellation and/or rights of cancellation and/or rights of abatement of rent to which Tenant is entitled under the terms of this Lease.

         22. INCORPORATION OF EXHIBITS: The following exhibits to this Lease are hereby incorporated by reference for all purposes as fully as if set forth at length herein:

                 EXHIBIT A             Floor Plan of Premises

                 EXHIBIT B             Leasehold Improvements Plan and
                                       Specifications





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                 EXHIBIT C             Intentionally Omitted

                 EXHIBIT D             Additional Terms and Conditions

                 EXHIBIT D-1           Letter to Building Department

         23. QUIET ENJOYMENT: Landlord covenants that its estate in the Premises is fee simple and that Tenant, on paying the Monthly Base Rent and Operating Costs herein reserved and performing all the agreements by Tenant to be performed, shall and may peaceably have, hold and enjoy the Premises for the Term of this Lease free from molestation, eviction or disturbance by Landlord or any other persons or legal entity whatsoever.

         24. DEFAULT BY LANDLORD: If Landlord breaches any of the obligations required to be performed by Landlord under this Lease, and fails to cure such breach within ten (10) days after written notice thereof, Tenant may either cure such breach and deduct the cost thereof from any sum subsequently due hereunder, or elect to terminate this Lease upon written notice to Landlord.

         25. ATTORNEY FEES: In the event either party hereto is successful in enforcing against the other any remedy, legal or equitable, for a breach of any of the provisions of this Lease, there shall be included in the judgment or decree, the reasonable expenses and attorney's fees of the successful party.

         26. APPLICABLE LAW: This Lease shall be construed and performed in accordance with the laws of the State of Iowa.

         27. ATTORNMENT: Tenant agrees that no action taken by the holder of a mortgage by reason of default hereunder shall terminate this Lease or invalidate or constitute a breach of any of the terms or conditions hereof and Tenant shall attorn to the purchaser at any foreclosure sale or the grantee in any conveyance in lieu of foreclosure as Landlord under this Lease, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment, provided that the holder of the note and mortgage agrees that as long as Tenant is not in default under this Lease, Tenant's right to possession and use of the Premises shall be and remain undisturbed and unaffected by the holder of the note and mortgage or by any foreclosure proceedings thereunder.

         28. WARRANTY: Landlord shall defend, indemnify and hold harmless Tenant, its successors and assigns, from any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including without limitation attorneys and consultant's fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, which arise out of Landlord's acts or omissions which are not attributable to Tenant's acts or omissions and are not in any way related to the items described in 19.D.(i-iv) above.

         IN WITNESS WHEREOF, the respective parties hereto have caused this Lease to be executed as of the day and year first above written.

LANDLORD:                              TENANT:

2060 PARTNERSHIP, L.P.                 TELECOM*USA PUBLISHING COMPANY

By: 2001 Development Corporation
Its: General Partner

By: /s/   THOMAS L. ALLER                 By: /s/   JAMES A. HADDAD
   --------------------------             --------------------------------
       Thomas L. Aller                             James A. Haddad

Its: Executive Vice President          Its: Vice President - Finance

Date:  7-18-95                         Date:   7/18/95
     ------------------------               ------------------------------

                                   EXHIBIT B

                 LEASEHOLD IMPROVEMENT PLAN AND SPECIFICATIONS

Landlord and Tenant agree to the Leasehold Improvement Plan and Specifications as shown in drawings by OPN Architects dated June 5, 1995. The Landlord will pay $17,100.00 towards the improvements on the Lower Level location. Any improvements in excess of the above amount shall be paid by Tenant.

                                   EXHIBIT D

                        ADDITIONAL TERMS AND CONDITIONS

1)       LEASEHOLD IMPROVEMENTS (Lower Level):

         Landlord and Tenant agree all Leasehold Improvements to the Lower Level Premises location shall be constructed by Ryan Construction Company (Ryan) in accordance with the Leasehold Improvement Plan and Specifications agreed to by Landlord and Tenant as per drawings by OPN Architects dated June 5, 1995. Landlord will pay $17,100.00 towards improvements for the Lower Level. Any improvements in excess of this amount shall be paid by Tenant. Landlord will amortize the excess Leasehold Improvements in the amount of $52,670.00. The terms are 11% interest over 60 months. The monthly Leasehold Improvement payment will be $1,145.17.

2) RIGHT OF CANCELLATION. Tenant shall have the right to terminate this Lease as of September 1, 2002 if:

                 (a) Tenant gives written notice to Landlord that it is exercising that right no later than March 1, 2002 and

                 (b) Tenant is not in default under the Lease at the time such termination right is exercised and at the time such termination becomes effective, and

                 (c) Tenant pays to Landlord in cash on or before the date of termination, One Hundred Ninety-Five Thousand and Zero dollars ($195,000.00) in addition to all other sums due and owing under the terms of the Lease as of the date of termination.

         If the foregoing conditions are met, on or before the date set forth in Tenant's notice, the Term shall expire with the same force and effect as if such date were the expiration date of the Term.

         The respective rights and obligations of Landlord and Tenant with respect to the Lease and the Premises shall be preserved and shall survive the termination of this Lease as to all matters arising or accruing prior to the date of termination.

         Within 15 days after receipt from Landlord or Tenant, the other party shall execute and deliver those instruments reasonably requested to evidence the termination of this Lease.

3)       RENEWAL OPTION:

         Landlord grants Tenant the option to extend the Term for 1 period of 60 months each subject to the following conditions:

                 (a) At the time Tenant exercises the option, Tenant is not in default under the Lease.

                 (b) Tenant gives Landlord at least 8 months prior written notice of Tenant's election to extend the Term no later than January 1, 2005.

                 (c) The extended Term will be on the same terms, covenants and conditions provided during the initial Term except that there will be no further options to extend the Term, and the Monthly Base Rent will be as follows:

                                                                                    Base Rent
                                                   Dates                             Per/RSF
                                  ------------------------------------              ---------
                                  September 1, 2005 to August 31, 2006               $ 9.25
                                  September 1, 2006 to August 31, 2010               $10.75

                 (d) At the request of either, Landlord and Tenant will execute and deliver appropriate documents covering extension of the Term, the Monthly Base Rent and other terms of this Lease during the extended Term.

                 (e) The rights of Tenant under this Section will not be severed from this Lease or separately sold, assigned or transferred, and will expire on the expiration or earlier termination of this Lease.

4)       EXPANSION:


                 (a) Tenant shall have the option to lease the area designated Right of First Refusal on Exhibit A (Fourth Floor) attached hereto effective January 1, 1997. Tenant shall notify Landlord in writing no later than June 30, 1996 of its intention to lease this area. The Monthly Base Rent during the Lease's initial Term shall be calculated as follows if the space is leased in "as-is" condition:

                                                                                           Base Rent
                                                   Dates                                    Per/RSF
                                  ------------------------------------                     ---------
                                  Commencement date - December 31, 2001                      $6.88
                                  January 1, 2002 - December 31, 2002                        $7.25
                                  January 1, 2003 - December 31, 2004                        $7.75
                                  January 1, 2005 - August 31, 2005                          $8.25

                          The Monthly Base Rental rate for the Option period shall be:

                                                                                            Rate
                                                   Dates                                   Per/RSF
                                  ------------------------------------                     -------
                                  September 1, 2005 to August 31, 2006                      $8.25
                                  September 1, 2006 to August 31, 2010                      $9.75

                          All other terms, covenants and conditions provided in the Lease will apply to the expansion space.

                          The failure of Tenant to exercise its option as to any space tendered pursuant to this paragraph shall terminate the obligation of Landlord to again offer that space to Tenant pursuant to the terms and conditions of this paragraph.

                 (b) Effective January 1, 1997, Tenant shall have the option to lease the corridor area on Exhibit A (Fourth Floor) only if Tenant exercises its option as outlined in this Section 4, Item a. Tenant shall notify Landlord in writing no later than June 30, 1996 of its intention to lease this area. Landlord shall pay $22,965 towards Leasehold Improvements for this area. The Monthly Base Rent shall be calculated using the same rates as outlined in the Lease (Section 3; Monthly Base Rent) and in Exhibit D (Section 3, Item C; Renewal Option). All other terms convenience and conditions provided in the Lease will apply to the corridor space Any excess Leasehold Improvement costs shall be paid by the Tenant. Landlord will consider amortizing the excess cost at reasonable rates, but is not committed to doing so.

5)       PARKING:

         Landlord shall cause to be made available to Tenant, and Tenant agrees to rent up to 48 parking spaces ("Spaces") in the parking facility located at 218 Fourth Avenue SE, Cedar Rapids, Iowa and up to 96 spaces in the City of Cedar Rapids Fourth Avenue Parkade. Tenant shall pay directly to the parking facility operator ("Operator") such amounts as are from time to time agreed upon by Tenant and Operator. Landlord does not warrant that these Spaces will be free from interruption from causes beyond reasonable control of Landlord. Such interruption of Spaces shall never be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise relieve Tenant from performance of Tenant's obligations under this Lease.

6)       TERMINATION OF LEASE:

         This Lease is in lieu of and to take the place of the certain Lease Agreement for Third, Fourth, and Fifth floors dated February 12, 1993 and First Lease Amendment dated May 24, 1994, by and between 2060 Partnership, L.P. and Telecom*USA Publishing Company, which lease and amendment shall terminate as of the commencement date of this Lease.

7)       RESTROOMS - FIFTH FLOOR:

         If Tenant exercises its option to lease the area outlined in this Exhibit, Item 4a, Landlord agrees to pay for reasonable relocation expansion and remodeling of the men's and women's restrooms on Fifth Floor of the Premises to comply with applicable City Code requirements and ordinances. Landlord agrees that reasonable relocation encompasses any place on South side. See attached Exhibit D1 to the City of Cedar Rapids Building Department.